FOR IMMEDIATE RELEASE

Media Contact: Gabby Nelson (763) 551-7460 gabby.nelson@selectcomfort.com	Investor Relations Contact: Frank Milano (763) 551-6908 frank.milano@selectcomfort.com

SELECT COMFORT REPORTS 2006 RESULTS

Fourth quarter earnings and sales in-line with previous guidance

MINNEAPOLIS – (Feb. 7, 2007) – Select Comfort Corporation (NASDAQ: SCSS), the nation’s leading bed retailer and creator of the Sleep Number® bed, today announced results for the fiscal fourth quarter ended Dec. 30, 2006. Fourth quarter earnings totaled $0.20 per diluted share, a decrease of 29 percent compared to $0.28 per diluted share in the fourth quarter of 2005. Net sales increased 6 percent to $198.0 million, and net income decreased 32 percent to $10.8 million, compared to net sales of $187.5 million and net income of $15.8 million in the fourth quarter of 2005. Net income in the fourth quarter of 2006 included a $4.2 million asset impairment charge, $0.05 per diluted share after-tax, associated with the company’s decision to adopt a fully integrated SAP® Enterprise Resource Planning (ERP) system that is expected to launch in early 2008.

Earnings for the year totaled $0.85 per diluted share, an increase of 12 percent compared to $0.76 per diluted share in 2005. Net sales increased 17 percent to $806.0 million, compared to $689.5 million in 2005. If full year 2005 results had included stock option expense, earnings would have been $0.69 per diluted share in the prior year, and 2006 earnings of $0.85 per diluted share would represent earnings growth of 23 percent. A reconciliation of this 2005 pro-forma measure accompanies this press release.

“Despite a challenging fourth quarter, we had a solid year with revenue growth of 17 percent and earnings growth of 23 percent on a like-for-like basis, adjusting 2005 for accounting

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Select Comfort Reports 2006 Results – Page 2 of 11

rule changes related to stock option expense, while absorbing $6.0 million in asset impairment charges in 2006,” said Bill McLaughlin, Select Comfort chairman and chief executive officer. “This year’s results were in-line with our long-term targets and marked our fifth consecutive year of double-digit revenue and earnings growth.”

2006 Financial Highlights

•	Increased full-year net sales 17 percent, the fifth consecutive year at or above the company’s long-term growth targets; same-store sales increased 7 percent
•	Increased full-year diluted earnings per share 23 percent on a pro-forma basis, adjusting for stock option expense in 2005
•	Increased gross margin by 200 basis points to 60.9 percent
•	Generated $59.4 million in operating cash flow and returned $79.7 million to shareholders through our share repurchase program

Fourth Quarter Summary

The company’s 2006 strategy emphasized distribution expansion. During the fourth quarter, Select Comfort opened 17 net new company-owned stores, increasing total stores at fiscal year-end to 442, compared to 396 stores at year-end 2005. New stores contributed 9 percent toward retail store sales growth, offsetting the 9 percent decline in same-store sales during the fourth quarter. The company’s retail partner program, which includes selected home furnishing retailers and specialty bedding retailers in the United States and Canada, added 95 doors in the fourth quarter, increasing the total to 822 doors at fiscal year-end, compared to 353 doors at year-end 2005.

Operating margins were 8.1 percent of revenue, compared to 13.1 percent in the fourth quarter of 2005. The asset impairment charge of $4.2 million and stock option expense of $1.7 million reduced operating margins by 300 basis points. Operating margins also reflect the continuation of long-term investments in R&D, distribution expansion and building brand awareness. Media spending increased by 5 percent to $23.7 million in the fourth quarter.

Ongoing improvements in manufacturing productivity and home delivery logistics, increased gross margin to 60.9 percent in the fourth quarter, a 70-basis-point increase compared to the fourth quarter of 2005. Sustained productivity gains were partially offset by a lower

Select Comfort Reports 2006 Results – Page 3 of 11

margin product mix. Gross margin in company-owned operations – which includes the company’s retail, e-commerce and direct channels – improved to 63.2 percent, compared to 62.2 percent in the fourth quarter 2005.

Cash and investments totaled $90.2 million at year-end, compared to the $123.1 million balance at Dec. 31, 2005. During the fourth quarter, the company invested $30.2 million to repurchase 1.6 million shares, increasing the full-year total to $79.7 million to repurchase 3.9 million shares, or 7 percent of shares outstanding.

Outlook

The company’s long-term growth targets, which extend beyond 2007, are:

•	Net sales growth of 15 percent or higher, and
•	Earnings growth of 20 percent or higher.

For 2007, the company expects net sales of between $900 million and $925 million and earnings of between $1.02 and $1.09 per diluted share.

McLaughlin added, “Net sales trends are expected to improve throughout the year as growth initiatives and marketing programs take effect. We are pleased that operating improvements and margin gains are enabling us to sustain the company’s investments in growth and innovation.”

Guidance estimates reflect the following:

•

The company is working with McKinney + Silver, its new creative agency partner, to develop a new advertising and creative campaign that will be tested late in the first quarter. Media spending is forecasted to increase by 10 percent, with improved media productivity expected to gain operating leverage.

•	The company expects to open approximately 40 net new stores, relocate or expand 30 or more stores and expand its new store design test, growing its retail presence by approximately 9 percent.

Select Comfort Reports 2006 Results – Page 4 of 11

•

The number of retail partner doors is expected to remain essentially unchanged for the year. The company will develop existing relationships, offsetting the non-renewal of an existing relationship that did not meet the company’s objectives.

•	R&D spending is expected to increase approximately 50 percent as the company accelerates a series of cost and quality enhancements and continues new product development efforts.
•

Compared to year-end performance, gross margin is expected to be essentially flat as productivity and quality gains offset the cost of implementing mandatory national fire retardant requirements, which take effect July 1, 2007.

•

Capital expenditures are expected to approximate $50 million, compared to $31 million in 2006. Capital projects will include store openings and relocations, investment in a fully integrated SAP ERP solution that will be launched in early 2008, and furniture and equipment for the company’s new leased headquarters.

The company has invested an additional $26.0 million to repurchase 1.4 million shares in the first quarter of 2007, and has $62.6 million remaining in its buy-back authorization. Management plans to continue share repurchases throughout 2007 utilizing cash generated from operating activities and from cash and investments.

Conference Call

Management will host its regularly scheduled conference call to discuss the company’s results and 2007 outlook at 5:00 p.m. EST (4:00 p.m. CST; 2:00 p.m. PST). To listen to the call, please dial (866) 219-5264 (international participants may dial (703) 639-1118), and reference Select Comfort Corporation. A replay will remain available until midnight Eastern standard time on Feb. 19, 2007, by dialing (703) 925-2490, passcode: 1022114. To listen to the webcast, please access the investor relations area of the company’s Web site at: www.selectcomfort.com/investors. The webcast replay will remain available in the investor relations area of the company’s Web site for approximately 60 days.

About Select Comfort

Founded in 1987, Select Comfort Corporation is the nation’s leading bed retailer(1), holding 30 U.S. issued or pending patents for its personalized sleep products. The company

Select Comfort Reports 2006 Results – Page 5 of 11

designs, manufactures and markets a line of adjustable-firmness mattresses featuring air-chamber technology, branded the Sleep Number® bed, as well as foundations and sleep accessories. Select Comfort’s products are sold through more than 440 company-owned retail stores located nationwide; through selected furniture retailers and specialty bedding retailers; through its national direct marketing operations; and on the Internet at www.selectcomfort.com.

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results or performance are forward-looking statements that are subject to certain risks and uncertainties including, among others, such factors as general and industry economic trends; uncertainties arising from global events; consumer confidence; effectiveness of our advertising and promotional efforts; our ability to secure suitable retail locations; our ability to attract and retain qualified sales professionals and other key employees; our ability to successfully expand distribution through independent retailers; consumer acceptance of our products, product quality, innovation and brand image; our ability to continue to expand and improve our product line; industry competition; warranty expenses; risks of potential litigation; our dependence on significant suppliers, and the vulnerability of any suppliers to commodity shortages, inflationary pressures, labor negotiations, liquidity concerns or other factors; rising commodity costs; the capability of our information systems to meet our business requirements and our ability to upgrade our systems on a cost-effective basis without disruptions to our business; and increasing government regulations, including new flammability standards for the bedding industry which bring product cost pressures and will require implementation of systems and manufacturing process changes to ensure compliance. Additional information concerning these and other risks and uncertainties is contained in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements that may be in this news release.

# # #

(1) Top Bedding Specialists, FurnitureToday, August 14, 2006.

Select Comfort Reports 2006 Results – Page 6 of 11

SELECT COMFORT CORPORATION

AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited – in thousands, except per share amounts)

	Three Months Ended
	December 30, 2006	% of Net Sales	December 31, 2005	% of Net Sales

Net sales	$198,013	100.0%	$187,497	100.0%
Cost of sales	77,330	39.1%	74,537	39.8%
Gross profit	120,683	60.9%	112,960	60.2%

Operating expenses:
Sales and marketing	83,523	42.2%	74,404	39.7%
General and administrative	15,026	7.6%	13,397	7.1%
Research and development	1,780	0.9%	534	0.3%
Asset impairment charges	4,217	2.1%	—	0.0%
Operating income	16,137	8.1%	24,625	13.1%

Other income:
Interest income	770	0.4%	631	0.3%
Income before income taxes	16,907	8.5%	25,256	13.5%
Income tax expense	6,140	3.1%	9,439	5.0%
Net income	$10,767	5.4%	$15,817	8.4%

Net income per share – basic	$0.21		$0.30

Net income per share – diluted	$0.20		$0.28

Reconciliation of weighted average shares outstanding:
Basic weighted average shares outstanding	51,747		52,535
Effect of dilutive securities:
Options	2,224		2,428
Warrants	2		701
Restricted shares	198		318
Diluted weighted average shares outstanding	54,171		55,982

Reclassifications – Certain reclassifications were made to the consolidated statement of operations for three months ended December 31, 2005 in order to conform to the current-year presentation. These reclassifications had no impact on previously reported consolidated net income.

Select Comfort Reports 2006 Results – Page 7 of 11

SELECT COMFORT CORPORATION

AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited – in thousands, except per share amounts)

	Twelve Months Ended
	December 30, 2006	% of Net Sales	December 31, 2005	% of Net Sales

Net sales	$806,038	100.0%	$689,548	100.0%
Cost of sales	315,530	39.1%	283,072	41.1%
Gross profit	490,508	60.9%	406,476	58.9%

Operating expenses:
Sales and marketing	341,630	42.4%	286,206	41.5%
General and administrative	65,401	8.1%	49,300	7.1%
Research and development	4,687	0.6%	2,219	0.3%
Asset impairment charges	5,980	0.7%	162	0.0%
Operating income	72,810	9.0%	68,589	9.9%

Other income:
Interest income	3,018	0.4%	2,174	0.3%
Income before income taxes	75,828	9.4%	70,763	10.3%
Income tax expense	28,645	3.6%	26,996	3.9%
Net income	$47,183	5.9%	$43,767	6.3%

Net income per share – basic	$0.89		$0.82

Net income per share – diluted	$0.85		$0.76

Reconciliation of weighted average shares outstanding:
Basic weighted average shares outstanding	52,837		53,357
Effect of dilutive securities:
Options	2,529		2,521
Warrants	28		1,497
Restricted shares	193		299
Diluted weighted average shares outstanding	55,587		57,674

Reclassifications – Certain reclassifications were made to the consolidated statement of operations for twelve months ended December 31, 2005 in order to conform to the current-year presentation. These reclassifications had no impact on previously reported consolidated net income.

Select Comfort Reports 2006 Results – Page 8 of 11

SELECT COMFORT CORPORATION

AND SUBSIDIARIES

Consolidated Balance Sheets

(unaudited – in thousands, except per share amounts)

subject to reclassification

	December 30, 2006	December 31, 2005
Assets
Current assets:
Cash and cash equivalents	$8,819	$43,867
Marketable securities – current	37,748	24,122
Accounts receivable, net of allowance for doubtful accounts of $529 and $552, respectively	12,164	6,234
Inventories	24,120	21,982
Prepaid expenses	10,227	9,841
Deferred income taxes	5,785	6,139
Other current assets	4,305	3,875
Total current assets	103,168	116,060

Marketable securities – non-current	43,608	55,102
Property and equipment, net	59,384	53,866
Deferred income taxes	19,275	11,256
Other assets	3,526	3,554
Total assets	$228,961	$239,838

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$46,061	$42,659
Customer prepayments	9,552	14,718
Accruals:
Sales returns	3,907	5,403
Compensation and benefits	20,057	24,839
Taxes and withholding	5,053	9,624
Other	12,901	8,659
Total current liabilities	97,531	105,902

Warranty reserve	7,769	5,354
Other long-term accrued liabilities	7,967	7,235
Total liabilities	113,267	118,491

Common shareholders' equity:
Undesignated preferred stock; 7,500 shares authorized, no shares issued and outstanding	—	—
Common stock, $.01 par value; 142,500 shares authorized, 51,544 and 53,598 shares issued and outstanding, respectively	515	536
Additional paid-in capital	4,039	56,854
Retained earnings	111,140	63,957
Total shareholders’ equity	115,694	121,347
Total liabilities and shareholders’ equity	$228,961	$239,838

Reclassifications – Certain reclassifications were made to the December 31, 2005 consolidated balance sheet in order to conform to the current-year presentation. These reclassifications had no impact on previously reported consolidated net income or retained earnings.

Select Comfort Reports 2006 Results – Page 9 of 11

SELECT COMFORT CORPORATION

AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(unaudited – in thousands)

subject to reclassification

	Twelve Months Ended
	December 30, 2006	December 31, 2005

Cash flows from operating activities:
Net income	$47,183	$43,767
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,684	15,747
Stock-based compensation	8,325	793
Loss on disposal and impairment of assets	5,912	172
Excess tax benefits from stock-based compensation	(8,565)	—
Changes in deferred income taxes	(7,665)	(1,353)
Change in operating assets and liabilities:
Accounts receivable	(5,930)	(397)
Inventories	(2,138)	(1,501)
Prepaid expenses and other assets	(823)	(3,506)
Accounts payable	6,091	5,388
Customer prepayments	(5,166)	5,350
Accrued sales returns	(1,496)	365
Accrued compensation and benefits	(4,782)	10,926
Accrued taxes and withholding	5,198	6,990
Accrued warranty reserve	2,574	3,805
Other accruals and liabilities	974	952
Net cash provided by operating activities	59,376	87,498
Cash flows from investing activities:
Purchases of property and equipment	(31,079)	(25,840)
Investments in marketable securities	(28,072)	(39,172)
Proceeds from maturity of marketable securities	25,940	36,625
Net cash used in investing activities	(33,211)	(28,387)
Cash flows from financing activities:
Net increase in short-term borrowings	(1,388)	784
Repurchases of common stock	(77,199)	(49,727)
Proceeds from issuance of common stock	8,809	8,413
Excess tax benefits from stock option exercises	8,565	—
Net cash used in financing activities	(61,213)	(40,530)

(Decrease) increase in cash and cash equivalents	(35,048)	18,581
Cash and cash equivalents, at beginning of period	43,867	25,286
Cash and cash equivalents, at end of period	$8,819	$43,867

Supplemental Disclosure of Cash Flow Information
Cash paid during the year for income taxes	$30,628	$22,563

Reclassifications – Certain reclassifications were made to the twelve months ended December 31, 2005 consolidated statement of cash flows in order to conform to the current-year presentation of the twelve months ended December 30, 2006 consolidated statement of cash flows.

Select Comfort Reports 2006 Results – Page 10 of 11

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Pro Forma Net Income
(unaudited – in thousands, except per share amounts)

The financial measures used in this press release quantify the impact of adopting Financial Accounting Standards Board (FASB) Statement of Accounting Standards No. 123 (Revised 2004), Share-Based Payments (SFAS No. 123R) related to the expensing of stock option compensation and are referred to as Pro Forma reporting. We view these financial measures to be helpful in assessing the Company’s ongoing operating results and are the same as those required to be included in our quarterly financial statements. We include these financial measures in our earnings announcement because we believe they are useful to investors in allowing greater transparency related to supplemental information we use in our financial and operational analysis.

	Three Months Ended		Twelve Months Ended
	December 30, 2006 *	December 31, 2005	December 30, 2006 *	December 31, 2005
Net income, as reported	$10,767	$15,817	$47,183	$43,767
Stock-based compensation cost, net of tax, included in net income	—	152	—	490
Stock-based compensation cost, net of tax, if fair value method had been applied	—	(1,569)	—	(4,392)

Adjusted net income, pro forma	$10,767	$14,400	$47,183	$39,865

Earnings per share:
Basic – as reported	$0.21	$0.30	$0.89	$0.82
Basic – pro forma	0.21	0.27	0.89	0.75
Diluted – as reported	$0.20	$0.28	$0.85	$0.76
Diluted – pro forma	0.20	0.26	0.85	0.69
Weighted average shares outstanding:
Basic – as reported	51,747	52,535	52,837	53,357
Diluted – as reported	54,171	55,982	55,587	57,674

* Net income and earnings per share in 2006 include stock option expense as calculated under SFAS No. 123R

Select Comfort Reports 2006 Results – Page 11 of 11

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Supplemental Financial Information
(unaudited – in thousands)

	Three Months Ended		Twelve Months Ended
	December 30, 2006	December 31, 2005	December 30, 2006	December 31, 2005
Percent of sales:
Retail	75.0%	79.5%	76.2%	76.9%
Direct	8.5%	9.3%	9.4%	10.8%
E-Commerce	6.4%	5.5%	5.6%	5.0%
Wholesale	10.1%	5.7%	8.8%	7.3%

Total	100.0%	100.0%	100.0%	100.0%

Sales growth rates:
Comparable-store sales	-9%	18%	7%	15%
Net new stores	9%	7%	9%	7%

Retail total	0%	25%	16%	22%
Direct	-4%	14%	1%	16%
E-Commerce	23%	40%	31%	34%
Wholesale	89%	62%	40%	54%

Total	6%	26%	17%	24%

Stores open:
Beginning of period	425	388	396	370
Opened	18	8	51	40
Closed	(1)	—	(5)	(14)

End of period	442	396	442	396

Retail partner doors	822	353	822	353

Other metrics:
Average sales per store ($000s) *	$1,493	$1,417
Average sales per square foot ($s) *	$1,244	$1,264
Stores › $1 million sales *	81%	77%
Average mattress sales per mattress unit
(Q4 Company-owned channels; $s)	$1,689	$1,655
Return on equity (trailing twelve months)	40%	37%
Cash and marketable securities	$90,175	$123,091

* trailing twelve months for stores open at least one year